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                                                                     EXHIBIT 4.4

            SHAREHOLDER'S AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

      THIS SHAREHOLDER'S AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of July 19, 2004 by and among Atwood Oceanics, Inc., a Texas corporation (the "Company"), and Helmerich & Payne International Drilling Co., a Delaware corporation ("H & P").

                                    RECITALS

      WHEREAS, H & P owns 3,000,000 shares of Common Stock (as hereinafter defined) of the Company;

      WHEREAS, H & P desires to sell up to 1,000,000 shares of Common Stock through a registered Public Offering (as hereinafter defined), subject to market conditions, and may determine to sell additional shares of Common Stock through one or more registered Public Offerings from time-to-time thereafter;

      WHEREAS, the Company agrees to file a Shelf Registration Statement (as hereinafter defined), to effectuate the sale of shares of Common Stock by H & P on the terms and conditions set forth herein;

      WHEREAS, the Company and H & P wish to provide for certain arrangements with respect to the registration of shares of Common Stock of the Company under the Securities Act; and

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the following respective meanings:

      "Agreement" is defined in the Preamble.

      "Best Efforts" means the commercially reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible.

      "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for business.

      "Common Stock" means the Common Stock, $1.00 par value, of the Company.

      "Commission" means the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

      "Company" is defined in the Preamble.

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      "Covered Person" is defined in Section 5.1 of this Agreement.

      "Effectiveness Period" means the period beginning on the date on which the Shelf Registration Statement becomes effective, so as to permit the offering and sale of Registrable Shares on a continuous basis, and ending on the date on which the Selling Holder shall have sold or otherwise disposed of all of the Registrable Shares included in such Shelf Registration Statement, not to exceed two (2) years from the date on which the Shelf Registration Statement becomes so effective (subject to the extension of such period pursuant to Sections 3.9 and/or 3.11 hereof).

      "Exchange Act" means the Securities Exchange Act of 1934, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

      "H & P" is defined in the Preamble.

      "Holder" means any Person owning Registrable Shares.

      "Losses" and "Loss" are defined in Section 5.1 of this Agreement.

      "Majority in Interest of the Registrable Shares" means shares held by H & P immediately prior to the execution of this Agreement.

      "Person" means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

      "Public Offering" means a public offering and sale of Common Stock for cash pursuant to an effective Registration Statement.

      "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements, amendments or supplements to such Registration Statements, or similar documents in compliance with the Securities Act and any applicable rules and regulations promulgated thereunder (including, in the case of a Registration Statement on Form S-3, Rule 415) and the automatic effectiveness or the declaration or ordering of effectiveness of such Registration Statement, an amendment or supplement to such Registration Statement, or similar document by the Commission.

      "Registrable Shares" means all of the shares of Common Stock currently issued or issued at any future time to H & P, including by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise.

      "Registration Expenses" means all expenses incurred by the Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, listing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, fees and disbursements of counsel for the Company and its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance,

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and legal fees and disbursements of the Selling Holder, and including underwriting discounts, selling commissions and applicable transfer taxes, if any.

      "Registration Statement" means a registration statement filed by the Company with the Commission for a Public Offering under the Securities Act (other than a registration statement on Form S-8 or Form S-4, or any other form for a similar limited purpose).

      "Rule 144" means Rule 144 promulgated under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

      "Rule 144A" means Rule 144A promulgated under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

      "Rule 415" means Rule 415 promulgated under the Securities Act, or any successor rule or regulation providing for offering securities on a continuous or delayed basis.

      "Securities Act" means the Securities Act of 1933, and any successor to such statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be amended and in effect.

      "Selling Holder" means any Holder on whose behalf Registrable Shares are registered pursuant to Section 2 hereof.

      "Shelf Registration Statement" means a "shelf" Registration Statement under Rule 415.

      "Simultaneous Public Offering" is defined in Section 2.2 of this Agreement.

2.    REQUIRED REGISTRATION AND PUBLIC OFFERINGS.

      2.1. Shelf Registration. As soon as reasonably practicable, the Company will file a Shelf Registration Statement relating to the sale of the Registrable Shares by the Holders from time-to-time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

      2.2. Public Offerings. The parties agree that, (i) subject to Section 4.2 hereof and market conditions, up to 1,000,000 Registrable Shares (such number to be equitably adjusted to reflect any stock split, reverse stock split or similar transaction) may be offered for sale concurrently with a primary offering of up to 1,000,000 shares (such number to be equitably adjusted to reflect any stock split, reverse stock split or similar transaction) of Common Stock by the Company, (the "Simultaneous Public Offering") and (ii) thereafter, subject to
Section 3.10 hereof, the Holders may determine to offer for sale any Registrable Shares not sold in the Simultaneous Public Offering in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement, including any amendments and supplements thereto.

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      2.3.  Selection of Underwriter. The Company shall select the investment banker(s) and manager(s) to administer the Simultaneous Public Offering. The Selling Holders shall select the investment banker(s) and manager(s) to administer any subsequent Public Offering solely of Registrable Shares, subject to the approval thereof by the Company, which approval shall not be unreasonably withheld.

3. REGISTRATION PROCEDURES. The Company is required by the provisions of this Agreement to use its Best Efforts to effect the registration of the Registrable Shares under the Securities Act, and will take the actions described below in this Section 3.

      3.1. Registration Statement. The Company will prepare and file with the Commission a Shelf Registration Statement with respect to the Registrable Shares and use its Best Efforts to cause such Shelf Registration Statement to become effective as promptly as practicable, but in any event within 60 days after the filing of such Shelf Registration Statement.

      3.2. Amendments and Supplements. The Company will prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective during the Effectiveness Period, and during such period the Company will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares and other securities, if any, covered by such Shelf Registration Statement until the end of the Effectiveness Period.

      3.3. Cooperation. The Company will use its Best Efforts to (i) cooperate with the Selling Holder in the disposition of the Registrable Shares covered by the Shelf Registration Statement, (ii) enter into and perform customary agreements related to the registration and disposition of the Registrable Shares (including underwriting agreements in customary form) and (iii) cause key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in one or more "road shows" scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for underwritten offerings; provided, that any such "road shows" shall not exceed five (5) business days, shall not include more than one "road show" per year and (with the exception of any "road show" conducted in connection with the Simultaneous Public Offering) shall be at the expense of the Selling Holder.

      3.4. Copies of Prospectus. The Company will furnish to each Selling Holder (i) promptly after such Shelf Registration Statement is filed with the Commission, such reasonable number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and any amendments thereto, including financial statements and schedules and all exhibits, (ii) upon the effectiveness of such Shelf Registration Statement, such number of copies of the prospectus included in such Shelf Registration Statement, including all amendments and supplements thereto, and
(iii) such other documents, in each case, as the Selling Holder may reasonably request in order to facilitate the Public Offering of the Registrable Shares owned by the Selling Holder.

      3.5. Blue Sky Qualification. Prior to the Public Offering of any Registrable Shares, the Company will use its Best Efforts to register or qualify the Registrable Shares covered by the

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Shelf Registration Statement under the securities or "blue sky" laws of such states or jurisdictions in the United States as the Selling Holder may reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares covered by the Shelf Registration Statement, including preparing and filing in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Effectiveness Period; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject. The Company shall promptly notify each Selling Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any Registrable Shares for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of notice of the initiation or threat of any proceeding for such purpose.

      3.6. Opinion of Counsel; Comfort Letter. In the case of any underwritten offering, the Company will use its Best Efforts to obtain all legal opinions, auditors' consents and comfort letters and experts' cooperation as may be required, including furnishing to each Selling Holder and each of the underwriters of such Registrable Shares a signed counterpart, addressed or confirmed to such Selling Holder and each of the underwriters, of (a) an opinion of counsel for the Company (in form, scope and substance reasonably satisfactory to the managing underwriter and the Selling Holder) and (b) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Shelf Registration Statement, covering substantially the same matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

      3.7. Listing and Transfer Agent. The Company will cause all Registrable Shares covered by the Shelf Registration Statement to be listed on each securities exchange or automated quotation system on which the Common Stock is then listed. The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement.

      3.8. General Compliance with Federal Securities Laws; Section 11(a) Earning Statement. The Company will use its Best Efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months after the effective date of such Shelf Registration Statement, which earnings statement shall be in a form complying with and satisfying Section 11(a) of the Securities Act and any applicable regulations thereunder, including the provisions of Rule 158.

      3.9. Notice of Prospectus Defects. The Company will immediately notify the Selling Holder, and (if requested by the Selling Holder) confirm such notice in writing, of the happening of any event, as a result of which the prospectus included or to be included in the Shelf

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Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (provided that such notice shall not contain any material, non-public information). The Company will promptly revise such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state such a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will promptly deliver copies of such revised prospectus to the Selling Holder. Following receipt of the revised prospectus, the Selling Holder will be free to resume making offers of the Registrable Shares. The Company will extend the period during which the Shelf Registration Statement must be kept effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Selling Holder shall have received copies of the revised prospectus.

      3.10. H & P Lock-Up. H & P, Holder or Selling Holder will refrain, without the consent of the managing underwriter, from the date of execution of this Agreement to 180 days after the completion of the Simultaneous Public Offering, from directly or indirectly selling, offering to sell, granting any option for the sale of, pledging, or otherwise disposing of any Common Stock, whether in accordance with the terms of Rule 144, Rule 144A or otherwise (except as part of such Simultaneous Public Offering); provided, however, that should there be no Simultaneous Public Offering, should there be an underwriter's cutback (as described in Section 4.2 hereof) such that H & P, Holder or Selling Holder shall not include any Registrable Shares in the Simultaneous Public Offering or should H & P, Holder or Selling Holder notify the Company in writing that it does not wish to proceed with the sale of Registrable Shares in the Simultaneous Public Offering and irrevocably waives its right to participate in the Simultaneous Public Offering, H & P, Holder or Selling Holder agrees to not effect any Public Offering or distribution (including sales pursuant to Rule 144, Rule 144A or otherwise) of Common Stock during the seven days prior to and the 90-day period beginning on the effective date of any underwritten registered Public Offering of equity securities of the Company or securities convertible or exchangeable into or exercisable for equity securities of the Company, unless the underwriters managing the registered Public Offering otherwise agree, and H & P, Holder or Selling Holder will deliver an undertaking to the managing underwriters (if requested) consistent with the covenants in this Section 3.10.

      3.11. Delay of Registration and Suspension of Offering. If at any time after the Shelf Registration Statement has become effective, the Company is engaged in any plan, proposal or agreement with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development the public disclosure of which would be detrimental to the Company, then the Company may direct that use of the prospectus contained in the Shelf Registration Statement be suspended, as applicable, for a period of up to 30 days. The Company will notify all Holders requesting the registration or all Selling Holders, as the case may be, of the delay or suspension. Each Selling Holder will immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Holder has received copies of a supplemented or amended prospectus or until such Selling Holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company will extend the period during which the Shelf

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Registration Statement must be kept effective pursuant to this Agreement by the number of days during the period from and including the date of giving such notice to and including the date when the Selling Holder shall have received copies of the revised prospectus or notice from the Company that the then-current prospectus may be used.

      3.12. Participation by Selling Security Holders. In connection with the preparation and filing of the Shelf Registration Statement with respect to the Registrable Shares, and before filing any such Shelf Registration Statement or any other document in connection therewith, the Company must give the participating Holders and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission, each amendment thereof or supplement thereto and any related underwriting agreement or other document to be filed, and give each of the aforementioned Persons such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders, underwriters, counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act.

      3.13. Requests by Selling Holder. If requested by a Selling Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such other offering provided that such information is required to be included in the Shelf Registration Statement by the Securities Act; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Selling Holder of such Registrable Shares.

      3.14. Stop Orders. The Company shall use its Best Efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Shelf Registration Statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Selling Holder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

      3.15. Certificates. The Company shall reasonably cooperate with the Selling Holder and, to the extent applicable, facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be offered pursuant to the Shelf Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Selling Holder may reasonably request and registered in such names as the Selling Holder may request.

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      3.16. Notice of Effectiveness. Within two business days after the Shelf
Registration Statement, or any amendment thereto, that includes the Registrable Shares is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Shares (with copies to the Selling Holder) written confirmation that such Shelf Registration Statement has been declared effective by the Commission.

      3.17. Governmental Approvals. The Company shall use its Best Efforts to cause the Registrable Shares covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Shares.

      3.18. Requests for Information. In connection with the Shelf Registration Statement, H & P, Holder and Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests in writing for use in connection with the Shelf Registration Statement or prospectus.

4.    CERTAIN OTHER PROVISIONS.

      4.1. Additional Procedures. Selling Holder will take all such actions and execute all such documents and instruments that are reasonably requested in writing by the Company to effect the sale of their shares in any Public Offering, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other Selling Holder in connection therewith. In addition, each Selling Holder will furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as will be required in connection with any registration, qualification or compliance referred to in Section 3.

      4.2. Underwriter's Cutback. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that the inclusion of all shares requested to be offered in the Simultaneous Public Offering would materially and adversely affect the offering, the managing underwriter may limit the number of Registrable Shares to be included in such offering. In such case, the number of shares that are entitled to be included in the Simultaneous Public Offering will be reduced to a number deemed satisfactory by the managing underwriter so as to include, first, up to 1,000,000 shares of Common Stock offered by the Company, second, up to 1,000,000 Registrable Shares, if any, and, thereafter, shares of Common Stock offered by the Company, if any.

      4.3. Up-size and Over-Allotment. In the case of an up-size in the number of shares of Common Stock to be included in the Simultaneous Public Offering, such that the number of shares of Common Stock sold in the Simultaneous Public Offering exceeds 2,000,000 shares, all such shares of Common Stock in excess of 2,000,000 shares will be offered by the Company, with no increase in the Registrable Shares to be included in the Simultaneous Public Offering. In the case of the exercise of an over-allotment by the underwriters in the Simultaneous Public Offering, the number of shares of Common Stock that are entitled to be included in the Simultaneous Public Offering will be increased such that, first, the Company shall be entitled to offer an aggregate of up to 1,000,000 shares of Common Stock in the Simultaneous Public

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Offering, second, the Holders shall be entitled to offer an aggregate of up to
1,000,000 Registrable Shares, if any, in the Simultaneous Public Offering and, thereafter, the Company shall be entitled to offer all shares of Common Stock in excess of 2,000,000 shares, if any, with no further increase in the number of Registrable Shares entitled to be included in the Simultaneous Public Offering.

      4.4. Registration Expenses. The Company hereby agrees to pay all expenses incurred for its sole benefit pursuant to this Agreement. H & P, Holder and Selling Holder agree to pay all expenses incurred for their sole benefit pursuant to this Agreement. With respect to the Simultaneous Public Offering, any expenses which are for the joint benefit of the Company and H & P, Holder or Selling Holder shall be allocated based upon the number of shares of Common Stock sold by each such Person in the Simultaneous Public Offering. In any event, H & P, Holder and Selling Holder shall pay filing fees allocable to the Registrable Shares, fees and expenses, if any, of counsel or other advisers to H & P, Holder or Selling Holder or underwriting discounts, brokerage fees and commissions allocable to the Registrable Shares.

      4.5. Termination of Status as Registrable Shares. Registrable Shares will cease to be Registrable Shares and cease to have the rights accorded to such shares under this Agreement upon the earliest to occur of the following events:
(x) such shares shall have been sold pursuant to an effective Registration Statement under the Securities Act, (y) such shares shall have been sold pursuant to a transaction under Rule 144, Rule 144A or (except for sales to Helmerich & Payne, Inc. or any of its wholly-owned subsidiaries) otherwise or
(z) the termination of the Effectiveness Period.

      4.6. Limitations on Subsequent Registration Rights. The Company will not, without the prior written consent of Holders of at least a majority of the Registrable Shares, enter into any agreements with any holder or prospective holder of Company securities that grant such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless such rights are subordinated to the rights granted to the Holders under this Agreement.

5.    INDEMNIFICATION.

      5.1. Company Indemnification. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, its partners, directors, officers, employees and agents and each other Person, if any, who controls such Selling Holder (within the meaning of the Securities Act or the Exchange Act) and each such controlling Person's partners, directors, officers, employees and agents (each such Person being a "Covered Person") from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses" and individually a "Loss"), joint or several, to which such Covered Person may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement or (b) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Covered

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Person for any legal or any other expenses reasonably incurred by such Covered
Person in connection with investigating or defending any such Loss or action; provided, however, that the Company will not be liable to any Covered Person in any such case (x) to the extent that any such Loss arises out of or is based upon any untrue statement or omission made in such Registration Statement or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Covered Person or the Selling Holder specifically for use in the preparation thereof or (y) in the case of a sale directly by a Selling Holder (including a sale of such Registrable Shares through any underwriter retained by such Selling Holder engaging in a distribution solely on behalf of such Selling Holder), such untrue statement or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Selling Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such Loss, in any case in which such delivery is required by the Securities Act.

      5.2. Seller Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the fullest extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each Person (other than such Selling Holder), if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to which the Company, such directors, officers, employees and agents or controlling Person may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or (b) the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Selling Holder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

      5.3. Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure or delay of any indemnified party to give such notice will not relieve such indemnifying party of its obligations under this Section 5, except to the extent that such indemnifying party is materially prejudiced by such failure or delay. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and (subject to the following sentence) after written notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. The indemnified party may participate in such defense at such party's expense;

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provided, however, that the indemnifying party will pay such expense if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between the indemnified party and any other party represented by such counsel in such proceeding; provided, further, that in no event will the indemnifying party be required to pay the expenses of more than one law firm as counsel for all indemnified parties pursuant to this sentence. If, within 30 days after receipt of the notice, such indemnifying party has not elected to assume the defense of the action, such indemnifying party will be responsible for any and all legal or other expenses reasonably incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. An indemnifying party may, in the defense of any such claim or litigation, consent to the entry of a judgment or enter into a settlement without the consent of the indemnified party only if (i) such judgment or settlement contains a general release of the indemnified party in respect of such claims or litigation and (ii) such release is in form and substance reasonably satisfactory to the indemnified party.

      5.4.  Contribution. If the indemnification provided for in Sections 5.1 or
5.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses (or actions or proceedings in respect thereof). The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section
5.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in this Section 5.4 will include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.    MISCELLANEOUS.

      6.1. Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration and with a view to making it possible for Holders to register the Registrable Shares pursuant to a Registration Statement on Form S-3, the Company agrees from the date hereof to use its best efforts to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, so long as the Company remains subject to such requirements and the filing of such reports and other documents are required for the applicable provisions of Rule 144 to apply;

            (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and take such other actions as will permit Holders to use Form S-3 for the resale of their Registrable Shares; and

            (d) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

      6.2. Transfer of Rights. The rights set forth herein are non-transferable except to Helmerich & Payne, Inc. or any of its wholly-owned subsidiaries, and except as set forth in Article 6 hereof, this Agreement is made solely for the benefit of H & P and such permitted transferees.

      6.3. Governing Law; Waiver of Jury Trial. This Agreement, the rights of the parties and all claims, actions, causes of action, suits, litigation, controversies, hearings, charges, complaints or proceedings arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. EXCLUSIVE JURISDICTION SHALL LIE IN HOUSTON, HARRIS COUNTY, TEXAS. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement.

      6.4. Entire Agreement; Amendment and Waiver. This Agreement, together with any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and a Majority in Interest of the Registrable Shares. Any such amendment, termination or waiver will be binding on all Holders.

      6.5. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

            (a) by hand (in which case, it will be effective upon delivery);

            (b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

            (c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below:

If to the Company, to it at:

              Atwood Oceanics, Inc.
              15835 Park Ten Place Drive, Suite 200
              Houston, TX 77084
              Facsimile No.: (281) 492-0345
              Attention: James M. Holland

with a copy to:

              Strasburger & Price, LLP
              1401 McKinney, Suite 2200
              Houston, Texas 77010-4035
              Facsimile No.: (713) 951-5660
              Attention: W. Garney Griggs

If to H & P, to it at:

              Helmerich & Payne International Drilling, Co.
              1437 South Boulder Avenue
              Tulsa, Oklahoma 74119
              Telephone No.: (918) 742-5531
              Facsimile No.: (918) 588-5544
              Attention: Hans Helmerich

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

with a copy to:

              Helmerich & Payne International Drilling, Co.
              1437 South Boulder Avenue
              Tulsa, Oklahoma 74119
              Telephone No.:  (918) 742-5531
              Facsimile No.:  (918) 743-2671
              Attention:  Steven R. Mackey

Each of the parties to this Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 6.5 to each of the other parties hereto.

      6.6. Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto.

      6.7. Amendments and Waivers. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or H & P except by written agreement signed by the Company and H & P.

      6.8. Severability. If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision will, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

      6.9. Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

      6.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 ATWOOD OCEANICS, INC.

                                 By:    /S/ John R. Irwin
                                        ----------------------------------------
                                 Name:  John R. Irwin
                                 Title: President & Chief Executive Officer

                                 HELMERICH & PAYNE INTERNATIONAL DRILLING CO.

                                 By:    /S/ Hans Helmerich
                                        ----------------------------------------
                                 Name:  Hans Helmerich
                                 Title: Chief Executive Officer